As filed with the Securities and Exchange Commission on March 28, 2002.
                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                             THE BOSTON BEER COMPANY, INC.
               (Exact name of issuer as specified in its charter)

           Massachusetts                            04-3284048
  (State of Incorporation)                (IRS Employer Identification Number)

                      75 Arlington Street, Boston, MA 02116
                    (Address of Principal Executive Offices)

                                 (617) 368-5000
              (Registrant's telephone number, including area code)

                          THE BOSTON BEER COMPANY, INC.
                1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the Plan)

                        Frederick H. Grein, Jr., Esquire
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of Securities to be    Amount to be        Proposed Maximum           Proposed Maximum           Amount of  Registration
registered                   registered(1)    Offering Price Per Share   Aggregate Offering Price               Fee(2)

Class A Common Stock
$.01 par value, per share       100,000              $14.675                $1,467,000                      $135.01


(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The registration fee has been calculated with respect to the shares registered on the basis of the average of the high and low price as reported on the New York Stock Exchange ("NYSE"), calculated at $14.675 on March 21, 2002.

                                      NOTE

         This Registration Statement is being filed solely for the purpose of registering 100,000 additional shares of Class A Common Stock of The Boston Beer Company, Inc. issuable pursuant to The Boston Beer Company, Inc. 1996 Stock Option Plan For Non-Employee Directors (the "Plan") originally adopted in 1996. The total number of shares issuable under the Plan is 200,000 as of December 14, 2001, of which 100,000 shares were previously registered on Form S-8 (Reg. No. 333-12221). Pursuant to Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 333-12221) are herein incorporated by reference.



ITEM 8. EXHIBITS

Number            Description

4.1               Second Amendment to the 1996 Stock Option Plan For Non-Employee Directors.

5.1               Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation.

23.1              Consent of Hutchins, Wheeler & Dittmar, a Professional Corporation (including in Exhibit 5.1).

23.2              Consent of Arthur Andersen, LLP.

24.1              Powers of Attorney (See Page II-2).


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on March 27, 2002.

                                      THE BOSTON BEER COMPANY, INC.



                                      By   /s/Martin F. Roper
                                           Martin F. Roper, President and
                                           Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Martin Roper and C. James Koch and each of them acting without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                                                         Date

/s/Martin F. Roper                                   President,   Chief  Executive   Officer  and             March 27, 2002
Martin F. Roper                                      Director (principal executive officer)


/s/Richard P. Lindsay                                Chief Financial Officer (principal                       March 27, 2002
Richard P. Lindsay                                   financial and accounting officer)


/s/Richard P. Lindsay                                Chairman of the Board of Directors                       March 27, 2002
C. James Koch


/s/Pearson C. Cummin, III                            Director                                                 March 12, 2002
Pearson C. Cummin, III


/s/James C. Kautz                                    Director                                                 March 27, 2002
James C. Kautz


/s/Robert N. Hiatt                                   Director                                                 March 12, 2002
Robert N. Hiatt


/s/John B. Wing                                      Director                                                 March 12, 2002
John B. Wing



HWDHWD2 957291v2
                                INDEX TO EXHIBITS

Exhibit
Number

4.1        Second Amendment to the 1996 Stock Option Plan For Non-Employee Directors.

5.1        Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation.

23.1       Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1).

23.2       Consent of Arthur Andersen, LLP.

24.1       Powers of Attorney (See page II-2).
